Exhibit 5

[LETTERHEAD OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP]

April 22, 2016

Frontier Communications Corporation

401 Merritt 7

Norwalk, Connecticut 06851

Re:        Frontier Communications Corporation

          Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as special counsel to Frontier Communications Corporation, a Delaware corporation (the “Company”), in connection with the public offering of up to (i) $1,000,000,000 aggregate principal amount of the Company’s 8.875% Senior Notes due 2020 (the “2020 Exchange Notes”) to be issued under the Indenture, dated as of September 25, 2015 (the “Base Indenture”), between the Company and The Bank of New York Mellon, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of September 25, 2015 (the “First Supplemental Indenture”), between the Company and the Trustee, (ii) $2,000,000,000 aggregate principal amount of the Company’s 10.500% Senior Notes due 2022 (the “2022 Exchange Notes”) to be issued under the Base Indenture, as supplemented by the Second Supplemental Indenture, dated as of September 25, 2015 (the “Second Supplemental Indenture”), between the Company and the Trustee, and (iii) $3,600,000,000 aggregate principal amount of the Company’s 11.000% Senior Notes due 2025 (the “2025 Exchange Notes” and, collectively with the 2020 Exchange Notes, and the 2022 Exchange Notes, the “Exchange Notes”) to be issued under the Base Indenture, as supplemented by the Third Supplemental Indenture, dated as of September 25, 2015 (collectively with the Base Indenture, the First Supplemental Indenture and the Second Supplemental Indenture, the “Indenture”), between the Company and the Trustee.

The Exchange Notes are to be issued pursuant to an offer (the “Exchange Offer”) to exchange an aggregate principal amount of up to (i) $1,000,000,000 of the 2020 Exchange Notes, which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for a like principal amount of the Company’s issued and outstanding 8.875% Senior Notes due 2020 (the “2020 Original Notes”), as contemplated by the Registration Rights Agreement, dated as of September 25, 2015 (the “2020 Registration Rights Agreement”), among the

Frontier Communications Corporation

April 22, 2016

Company and J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Citigroup Global Markets Inc., as representatives of the several initial purchasers of the 2020 Original Notes (together, the “Representatives”), (ii) $2,000,000,000 of the 2022 Exchange Notes, which have been registered under the Securities Act, for a like principal amount of the Company’s issued and outstanding 10.500% Senior Notes due 2022 (the “2022 Original Notes”), as contemplated by the Registration Rights Agreement, dated as of September 25, 2015 (the “2022 Registration Rights Agreement”), among the Company and the Representatives, and (iii) $3,600,000,000 of the 2025 Exchange Notes, which have been registered under the Securities Act, for a like principal amount of the Company’s issued and outstanding 11.000% Senior Notes due 2025 (collectively with the 2020 Original Notes and the 2022 Original Notes, the “Original Notes”), as contemplated by the Registration Rights Agreement, dated as of September 25, 2015 (the “2025 Registration Rights Agreement” and, collectively with the 2020 Registration Rights Agreement and the 2022 Registration Rights Agreement, the “Registration Rights Agreements”), among the Company and the Representatives.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering the opinion stated herein, we have examined and relied upon the following:

(a) the registration statement on Form S-4 of the Company relating to the Exchange Notes filed on the date hereof with the Securities and Exchange Commission under the Securities Act (such registration statement being hereinafter referred to as the “Registration Statement”);

(b) an executed copy of each of the Registration Rights Agreements;

(c) an executed copy of the Indenture;

(d) the form of global certificates evidencing the Exchange Notes registered in the name of Cede & Co. (the “Exchange Note Certificates”);

(e) an executed copy of a certificate of Mark Nielsen, Executive Vice President, General Counsel and Secretary of the Company, dated the date hereof (the “Secretary’s Certificate”);

(f) a copy of the Company’s Restated Certificate of Incorporation, as amended, certified by the Secretary of State of the State of Delaware as of April 21, 2016, and certified pursuant to the Secretary’s Certificate;

(g) a copy of the Company’s By-laws, as amended and in effect as of the date hereof, certified pursuant to the Secretary’s Certificate; and

(h) copies of certain resolutions of the Board of Directors of the Company, adopted on March 31, 2015 and certain resolutions of the Financing Committee thereof, adopted on September 11, 2015, each certified pursuant to the Secretary’s Certificate (collectively, the “Board Resolutions”).

Frontier Communications Corporation

April 22, 2016

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinion stated below.

In our examination, we have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinion stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials, including those in the Secretary’s Certificate.

We do not express any opinion with respect to the laws of any jurisdiction other than (i) the laws of the State of New York, (ii) the General Corporation Law of the State of Delaware (the “DGCL”), and (iii) to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”). We do not express any opinion as to the effect of any non-Opined on Law on the opinion stated herein.

As used herein, “Transaction Agreements” means the Indenture and the Exchange Note Certificates.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that when the Exchange Note Certificates have been duly executed by the Company and authenticated by the Trustee in accordance with the Board Resolutions and the terms of the Indenture and have been delivered upon consummation of the Exchange Offer against receipt of the certificates evidencing the Original Notes to be surrendered in exchange therefor in accordance with the terms of the Indenture, the Registration Rights Agreements and the Exchange Offer, the Exchange Note Certificates will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms under the laws of the State of New York.

Frontier Communications Corporation

April 22, 2016

The opinion stated herein is subject to the following qualifications:

(a) the opinion stated herein is limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws affecting creditors’ rights generally, and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

(b) except to the extent expressly stated in the opinion contained herein, we have assumed that each of the Transaction Agreements constitutes the valid and binding obligation of each party to such Transaction Agreement, enforceable against such party in accordance with its terms;

(c) we do not express any opinion with respect to the enforceability of any provision contained in any Transaction Agreement relating to any indemnification, contribution, exculpation, release or waiver that may be contrary to public policy or violative of federal or state securities laws, rules or regulations;

(d) we call to your attention that irrespective of the agreement of the parties to any Transaction Agreement, a court may decline to hear a case on grounds of forum non conveniens or other doctrine limiting the availability of such court as a forum for resolution of disputes; in addition, we call to your attention that we do not express any opinion with respect to the subject matter jurisdiction of the federal courts of the United States of America in any action arising out of or relating to any Transaction Agreement; and

(e) to the extent that any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions contained in the Transaction Agreements, the opinion stated herein is subject to the qualification that such enforceability may be subject to, in each case, (i) the exceptions and limitations in New York General Obligations Law sections 5-1401 and 5-1402 and (ii) principles of comity or constitutionality.

In addition, in rendering the foregoing opinion we have assumed that:

(a) neither the execution and delivery by the Company of the Transaction Agreements nor the performance by the Company of its obligations under each of the Transaction Agreements: (i) constitutes or will constitute a violation of, or a default under, any lease, indenture, instrument or other agreement to which the Company or its property is subject, (ii) contravenes or will contravene any order or decree of any governmental authority to which the Company or its property is subject, or (iii) violates or will violate any law, rule or regulation to which the Company or its property is subject (except that we do not make the assumption set forth in this clause (iii) with respect to the Opined-on Law); and

(b) neither the execution and delivery by the Company of the Transaction Agreements nor the performance by the Company of its obligations under each of the Transaction Agreements, requires or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction.

Frontier Communications Corporation

April 22, 2016

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also hereby consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the General Rules and Regulations thereunder.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP

SJK